                       CUSTODIAN CONTRACT
                             Between
               ALLIANCE PREMIER GROWTH FUND, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY




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                        TABLE OF CONTENTS

                                                      Page

1.   Employment of Custodian and Property to be
     Held By It.........................................1

2.   Duties of the Custodian with Respect to
     Property of the Fund Held by the Custodian in
     the United States..................................2

     2.1   Holding Securities...........................2
     2.2   Delivery of Securities.......................3
     2.3   Registration of Securities...................7
     2.4   Bank Accounts................................8
     2.5   Availability of Federal Funds................9
     2.6   Collection of Income.........................9
     2.7   Payment of Fund Monies .....................10
     2.8   Liability for Payment in Advance of
           Receipt of Securities Purchased.............13
     2.9   Appointment of Agents.......................13
     2.10  Deposit of Securities in Securities
           System......................................14
     2.10A Fund Assets Held in the Custodian's
           Direct Paper System.........................17
     2.11  Segregated Account..........................18
     2.12  Ownership Certificates for Tax Purposes.....20
     2.13  Proxies.....................................20
     2.14  Communications Relating to Fund
           Portfolio Securities........................20
     2.15  Reports to Fund by Independent Public
           Accountants.................................21

3.   Duties of the Custodian with Respect to
     Property of the Fund Held Outside of the
     United States.....................................22

     3.1   Appointment of Foreign Sub-Custodians.......22
     3.2   Assets to be Held...........................22
     3.3   Foreign Securities Depositories.............23
     3.4   Segregation of Securities...................23
     3.5   Agreements with Foreign Banking
           Institutions................................23
     3.6   Access of Independent Accountants of the
           Fund........................................24
     3.7   Reports by Custodian........................24
     3.8   Transactions in Foreign Custody Account.....25
     3.9   Liability of Foreign Sub-Custodians.........26
     3.10  Liability of Custodian......................26
     3.11  Reimbursement for Advances..................27
     3.12  Monitoring Responsibilities.................28



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     3.13  Branches of U.S. Banks......................29
     3.l4  Tax Law.....................................29

4.   Payments for Repurchases or Redemptions and
     Sales of Shares of the Fund.......................30

5.   Proper Instructions...............................31

6.   Actions Permitted Without Express Authority.......32

7.   Evidence of Authority.............................32

8.   Duties of Custodian with Respect to the Books
     of Account and Calculations of Net Asset Value
     and Net Income....................................33

9.   Records...........................................33

10.  Opinion of Fund's Independent Accountant..........34

11.  Compensation of Custodian.........................34

12.  Responsibility of Custodian.......................34

13.  Effective Period, Termination and Amendment.......36

14.  Successor Custodian...............................38

15.  Interpretive and Additional Provisions............39

16.  Massachusetts Law to Apply........................40

17.  Prior Contracts...................................40



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                       CUSTODIAN CONTRACT

         This Contract between Alliance Premier Growth Fund, Inc.,

a corporation organized and existing under the laws of Maryland,

having its principal place of business at 1345 Avenue of the

Americas, New York, New York 10105, hereinafter called the "Fund",

and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin

Street, Boston, Massachusetts, 02110, hereinafter called the

"Custodian",

         WITNESSETH: That in consideration of the mutual covenants

and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of

its assets, including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign

securities") pursuant to the provisions of the Articles of

Incorporation.  The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $.001 par value, ("Shares") of the Fund as may be issued or sold from time to time.  The Custodian shall




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not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning

of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.  The Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to Property of the

Fund Held By the Custodian in the United States

2.1      Holding Securities.  The Custodian shall hold and

         physically segregate for the account of the Fund all non-

         cash property, to be held by it in the United States,

         including all domestic securities owned by the Fund,

         other than (a) securities which are maintained pursuant

         to Section 2.10 in a clearing agency which acts as a

         securities depository or in a book-entry system

         authorized by the U.S. Department of the Treasury,

         collectively referred to herein as "Securities System"




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         and (b) commercial paper of an issuer for which State

         Street Bank and Trust Company acts as issuing and paying

         agent ("Direct Paper") which is deposited and/or

         maintained in the Direct Paper System of the Custodian

         pursuant to Section 2.10A.

2.2      Delivery of Securities.  The Custodian shall release and

         deliver domestic securities owned by the Fund held by the

         Custodian or in a Securities System account of the

         Custodian or in the Custodian's Direct Paper book-entry

         system account ("Direct Paper System Account") only upon

         receipt of Proper Instructions, which may be continuing

         instructions when deemed appropriate by the parties, and

         only in the following cases:

              1)   Upon sale of such securities for the account of

                   the Fund and receipt of payment therefor;

              2)   Upon the receipt of payment in connection with

                   any repurchase agreement related to such

                   securities entered into by the Fund;

              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.10 hereof;

              4)   To the depository agent in connection with

                   tender or other similar offers for portfolio

                   securities of the Fund;






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              5)   To the issuer thereof or its agent when such

                   securities are called, redeemed, retired or

                   otherwise become payable; provided that, in any

                   such case, the cash or other consideration is

                   to be delivered to the Custodian;

              6)   To the issuer thereof, or its agent, for

                   transfer into the name of the Fund or into the

                   name of any nominee or nominees of the

                   Custodian or into the name or nominee name of

                   any agent appointed pursuant to Section 2.9 or

                   into the name or nominee name of any

                   sub-custodian appointed pursuant to Article 1;

                   or for exchange for a different number of

                   bonds, certificates or other evidence

                   representing the same aggregate face amount or

                   number of units; provided that, in any such

                   case, the new securities are to be delivered to

                   the Custodian;

              7)   Upon the sale of such securities for the

                   account of the Fund, to the broker or its

                   clearing agent, against a receipt, for

                   examination in accordance with "street

                   delivery" custom; provided that in any such

                   case, the Custodian shall have no

                   responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities

                   except as may arise from the Custodian's own

                   negligence or willful misconduct;

              8)   For exchange or conversion pursuant to any plan

                   of merger, consolidation, recapitalization,

                   reorganization or readjustment of the

                   securities of the issuer of such securities, or

                   pursuant to provisions for conversion contained

                   in such securities, or pursuant to any deposit

                   agreement; provided that, in any such case, the

                   new securities and cash, if any, are to be

                   delivered to the Custodian;

              9)   In the case of warrants, rights or similar

                   securities, the surrender thereof in the

                   exercise of such warrants, rights or similar

                   securities or the surrender of interim receipts

                   or temporary securities for definitive

                   securities; provided that, in any such case,

                   the new securities and cash, if any, are to be

                   delivered to the Custodian;

              10)  For delivery in connection with any loans of

                   securities made by the Fund, but only against

                   receipt of adequate collateral as agreed upon

                   from time to time by the Custodian and the

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                   Fund, which may be in the form of cash or

                   obligations issued by the United States

                   government, its agencies or instrumentalities,

                   except that in connection with any loans for

                   which collateral is to be credited to the

                   Custodian's account in the book-entry system

                   authorized by the U.S. Department of the

                   Treasury, the Custodian will not be held liable

                   or responsible for the delivery of securities

                   owned by the Fund prior to the receipt of such

                   collateral;

              11)  For delivery as security in connection with any

                   borrowings by the Fund requiring a pledge of

                   assets by the Fund, but only against receipt of

                   amounts borrowed;

              12)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the Custodian

                   and a broker-dealer registered under the

                   Securities Exchange Act of 1934 (the "Exchange

                   Act") and a member of The National Association

                   of Securities Dealers, Inc. ("NASD"), relating

                   to compliance with the rules of The Options

                   Clearing Corporation and of any registered

                   national securities exchange, or of any similar

                   organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

              13)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the Custodian,

                   and a Futures Commission Merchant registered

                   under the Commodity Exchange Act, relating to

                   compliance with the rules of the Commodity

                   Futures Trading Commission and/or any Contract

                   Market, or any similar organization or

                   organizations, regarding account deposits in

                   connection with transactions by the Fund;

              14)  Upon receipt of instructions from the transfer

                   agent ("Transfer Agent.) for the Fund, for

                   delivery to such Transfer Agent or to the

                   holders of shares in connection with

                   distributions in kind, as may be described from

                   time to time in the Fund's currently effective

                   prospectus and statement of additional

                   information ("prospectus"), in satisfaction of

                   requests by holders of Shares for repurchase or

                   redemption; and

              15)  For any other proper corporate purpose, but

                   only upon receipt of, in addition to Proper

                   Instructions, a certified copy of a resolution

                   of the Board of Directors or of the Executive

                   Committee signed by an officer of the Fund and

                   certified by the Secretary or an Assistant

                   Secretary, specifying the securities to be

                   delivered, setting forth the purpose for which

                   such delivery is to be made, declaring such

                   purpose to be a proper corporate purpose, and

                   naming the person or persons to whom delivery

                   of such securities shall be made.

2.3      Registration of Securities. Domestic securities held by

         the Custodian (other than bearer securities) shall be

         registered in the name of the Fund or in the name of any

         nominee of the Fund or of any nominee of the Custodian

         which nominee shall be assigned exclusively to the Fund,

         unless the Fund has authorized in writing the appointment

         of a nominee to be used in common with other registered

         investment companies having the same investment adviser

         as the Fund, or in the name or nominee name of any agent

         appointed pursuant to Section 2.9 or in the name or

         nominee name of any sub-custodian appointed pursuant to

         Article 1.  All securities accepted by the Custodian on

         behalf of the Fund under the terms of this Contract shall

         be in "street name" or other good delivery form.  If,

         however, the Fund directs the Custodian to maintain

         securities in "street name", the Custodian shall utilize

         its best efforts only to timely collect income due the

         Fund on such securities and to notify the Fund on a best

         efforts basis only of relevant corporate actions

         including, without limitation, pendency of calls,

         maturities, tender or exchange offers.

2.4      Bank Accounts.  The Custodian shall open and maintain a

         separate bank account or accounts in the United States in

         the name of the Fund, subject only to draft or order by

         the Custodian acting pursuant to the terms of this

         Contract, and shall hold in such account or accounts,

         subject to the provisions hereof, all cash received by it

         from or for the account of the Fund, other than cash

         maintained by the Fund in a bank account established and

         used in accordance with Rule 17f-3 under the Investment

         Company Act of 1940.  Funds held by the Custodian for the

         Fund may be deposited by it to its credit as Custodian in

         the Banking Department of the Custodian or in such other

         banks or trust companies as it may in its discretion deem

         necessary or desirable; provided, however, that every

         such bank or trust company shall be qualified to act as a

         custodian under the Investment Company Act of 1940 and

         that each such bank or trust company and the funds to be

         deposited with each such bank or trust company shall be

         approved by vote of a majority of the Board of Directors

         of the Fund.  Such funds shall be deposited by the

         Custodian in its capacity as Custodian and shall be

         withdrawable by the Custodian only in that capacity.

2.5      Availability of Federal Funds.  Upon mutual agreement

         between the Fund and the Custodian, the Custodian shall,

         upon the receipt of Proper Instructions, make federal

         funds available to the Fund as of specified times agreed

         upon from time to time by the Fund and the Custodian in

         the amount of checks received in payment for Shares of

         the Fund which are deposited into the Fund's account.

2.6      Collection of Income.  Subject to the provisions of

         Section 2.3, the Custodian shall collect on a timely

         basis all income and other payments with respect to

         United States registered securities held hereunder to

         which the Fund shall be entitled either by law or

         pursuant to custom in the securities business, and shall

         collect on a timely basis all income and other payments

         with respect to United States bearer securities if, on

         the date of payment by the issuer, such securities are

         held by the Custodian or its agent thereof and shall

         credit such income, as collected, to the Fund's custodian

         account. Without limiting the generality of the

         foregoing, the Custodian shall detach and present for

         payment all coupons and other income items requiring

         presentation as and when they become due and shall

         collect interest when due on securities held hereunder.

         Income due the Fund on United States securities loaned

         pursuant to the provisions of Section 2.2 (10) shall be

         the responsibility of the Fund.  The Custodian will have

         no duty or responsibility in connection therewith, other

         than to provide the Fund with such information or data as

         may be necessary to assist the Fund in arranging for the

         timely delivery to the Custodian of the income to which

         the Fund is properly entitled.

2.7      Payment of Fund Monies.  Upon receipt of Proper

         Instructions, which may be continuing instructions when

         deemed appropriate by the parties, the Custodian shall

         pay out monies of the Fund in the following cases only:

              1)   Upon the purchase of domestic securities,

                   options, futures contracts or options on

                   futures contracts for the account of the Fund

                   but only (a) against the delivery of such

                   securities, or evidence of title to such

                   options, futures contracts or options on

                   futures contracts, to the Custodian (or any

                   bank, banking firm or trust company doing

                   business in the United States or abroad which

                   is qualified under the Investment Company Act

                   of 1940, as amended, to act as a custodian and

                   has been designated by the Custodian as its

                   agent for this purpose) registered in the name of the Fund or in the name of a nominee of the

                   Custodian referred to in Section 2.3 hereof or

                   in proper form for transfer; (b) in the case of

                   a purchase effected through a Securities

                   System, in accordance with the conditions set

                   forth in Section 2.10 hereof; (c)in the case of

                   a purchase involving the Direct Paper System,

                   in accordance with the conditions set forth in

                   Section 2.10A; (d) in the case of repurchase

                   agreements entered into between the Fund and

                   the Custodian, or another bank, or a broker-

                   dealer which is a member of NASD, (i) against

                   delivery of the securities either in

                   certificate form or through an entry crediting

                   the Custodian's account at the Federal Reserve

                   Bank with such securities or (ii) against

                   delivery of the receipt evidencing purchase by

                   the Fund of securities owned by the Custodian

                   along with written evidence of the agreement by

                   the Custodian to repurchase such securities

                   from the Fund or (e) for transfer to a time

                   deposit account of the Fund in any bank,

                   whether domestic or foreign; such transfer may

                   be effected prior to receipt of a confirmation

                   from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

              2)   In connection with conversion, exchange or

                   surrender of securities owned by the Fund as

                   set forth in Section 2.2 hereof;

              3)   For the redemption or repurchase of Shares

                   issued by the Fund as set forth in Article 4

                   hereof;

              4)   For the payment of any expense or liability

                   incurred by the Fund, including but not limited

                   to the following payments for the account of

                   the Fund: interest, taxes, management,

                   accounting, transfer agent and legal fees, and

                   operating expenses of the Fund whether or not

                   such expenses are to be in whole or part

                   capitalized or treated as deferred expenses;

              5)   For the payment of any dividends declared

                   pursuant to the governing documents of the

                   Fund;

              6)   For payment of the amount of dividends received

                   in respect of securities sold short;

              7)   For any other proper purpose, but only upon

                   receipt of, in addition to Proper Instructions,

                   a certified copy of a resolution of the Board

                   of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant

                   Secretary, specifying the amount of such

                   payment, setting forth the purpose for which

                   such payment is to be made, declaring such

                   purpose to be a proper purpose, and naming the

                   person or persons to whom such payment is to be

                   made.

2.8      Liability for Payment in Advance of Receipt of Securities

         Purchased.  Except as specifically stated otherwise in

         this Contract, in any and every case where payment for

         purchase of domestic securities for the account of the

         Fund is made by the Custodian in advance of receipt of

         the securities purchased in the absence of specific

         written instructions from the Fund to so pay in advance,

         the Custodian shall be absolutely liable to the Fund for

         such securities to the same extent as if the securities

         had been received by the Custodian.

2.9      Appointment of Agents.  The Custodian may at any time or

         times in its discretion appoint (and may at any time

         remove) any other bank or trust company which is itself

         qualified under the Investment Company Act of 1940, as

         amended, to act as a custodian, as its agent to carry out

         such of the provisions of this Article 2 as the Custodian

         may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10     Deposit of Securities in Securities Systems.  The

         Custodian may deposit and/or maintain domestic securities

         owned by the Fund in a clearing agency registered with

         the Securities and Exchange Commission under Section 17A

         of the Securities Exchange Act of 1934, which acts as a

         securities depository, or in the book-entry system

         authorized by the U.S. Department of the Treasury and

         certain federal agencies, collectively referred to herein

         as "Securities System" in accordance with applicable

         Federal Reserve Board and Securities and Exchange

         Commission rules and regulations, if any, and subject to

         the following provisions:

              1)   The Custodian may keep domestic securities of

                   the Fund in a Securities System provided that

                   such securities are represented in an account

                   ("Account") of the Custodian in the Securities

                   System which shall not include any assets of

                   the Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              2)   The records of the Custodian with respect to

                   domestic securities of the Fund which are

                   maintained in a Securities System shall
                   identify by book-entry those securities

                   belonging to the Fund;

              3)   The Custodian shall pay for domestic securities

                   purchased for the account of the Fund upon

                   (i) receipt of advice from the Securities

                   System that such securities have been

                   transferred to the Account, and (ii) the making

                   of an entry on the records of the Custodian to

                   reflect such payment and transfer for the

                   account of the Fund.  The Custodian shall

                   transfer domestic securities sold for the

                   account of the Fund upon (i) receipt of advice

                   from the Securities System that payment for

                   such securities has been transferred to the

                   Account, and (ii) the making of an entry on the

                   records of the Custodian to reflect such

                   transfer and payment for the account of the

                   Fund.  Copies of all advices from the

                   Securities System of transfers of domestic

                   securities for the account of the Fund shall

                   identify the Fund, be maintained for the Fund

                   by the Custodian and be provided to the Fund at

                   its request.  Upon request, the Custodian shall

                   furnish the Fund confirmation of each transfer

                   to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets

                   reflecting each day's transactions in the

                   Securities System for the account of the Fund.

              4)   The Custodian shall provide the Fund with any

                   report obtained by the Custodian on the

                   Securities System's accounting system, internal

                   accounting control and procedures for

                   safeguarding domestic securities deposited in

                   the Securities System;

              5)   The Custodian shall have received the initial

                   or annual certificate, as the case may be,

                   required by Article 13 hereof;

              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be liable

                   to the Fund for any loss or damage to the Fund

                   resulting from use of the Securities System by

                   reason of any negligence, misfeasance or

                   misconduct of the Custodian or any of its

                   agents or of any of its or their employees or

                   from failure of the Custodian or any such agent

                   to enforce effectively such rights as it may

                   have against the Securities System; at the

                   election of the Fund, it shall be entitled to

                   be subrogated to the rights of the Custodian with respect to any claim against the

                   Securities System or any other person which the

                   Custodian may have as a consequence of any such

                   loss or damage if and to the extent that the

                   Fund has not been made whole for any such loss

                   or damage.

2.10A    Fund Assets Held in the Custodian's Direct Paper System

         The Custodian may deposit and/or maintain securities

         owned by the Fund in the Direct Paper System of the

         Custodian subject to the following provisions:

              1)   No transaction relating to securities in the

                   Direct Paper System will be effected in the

                   absence of Proper Instructions;

              2)   The Custodian may keep securities of the Fund

                   in the Direct Paper System only if such

                   securities are represented in an account

                   ("Account") of the Custodian in the Direct

                   Paper System which shall not include any assets

                   of the Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              3)   The records of the Custodian with respect to

                   securities of the Fund which are maintained in

                   the Direct Paper System shall identify by book-

                   entry those securities belonging to the Fund;

              4)   The Custodian shall pay for securities

                   purchased for the account of the Fund upon the

                   making of an entry on the records of the

                   Custodian to reflect such payment and transfer

                   of securities to the account of the Fund. The

                   Custodian shall transfer securities sold for

                   the account of the Fund upon the making of an

                   entry on the records of the Custodian to

                   reflect such transfer and receipt of payment

                   for the account of the Fund;

              5)   The Custodian shall furnish the Fund

                   confirmation of each transfer to or from the

                   account of the Fund, in the form of a written

                   advice or notice, of Direct Paper on the next

                   business day following such transfer and shall

                   furnish to the Fund copies of daily transaction

                   sheets reflecting each day's transaction in the

                   Securities System for the account of the Fund;

              6)   The Custodian shall provide the Fund with any

                   report on its system of internal accounting

                   control as the Fund may reasonably request from

                   time to time;

2.11     Segregated Account.  The Custodian shall upon receipt of

         Proper Instructions establish and maintain a segregated

         account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account

         by the Custodian pursuant to Section 2.10 hereof, (i) in

         accordance with the provisions of any agreement among the

         Fund, the Custodian and a broker-dealer registered under

         the Exchange Act and a member of the NASD (or any futures

         commission merchant registered under the Commodity

         Exchange Act), relating to compliance with the rules of

         The Options Clearing Corporation and of any registered

         national securities exchange (or the Commodity Futures

         Trading Commission or any registered contract market), or

         of any similar organization or organizations, regarding

         escrow or other arrangements in connection with

         transactions by the Fund, (ii) for purposes of

         segregating cash or government securities in connection

         with options purchased, sold or written by the Fund or

         commodity futures contracts or options thereon purchased

         or sold by the Fund, (iii) for the purposes of compliance

         by the Fund with the procedures required by Investment

         Company Act Release No. 10666, or any subsequent release

         or releases of the Securities and Exchange Commission

         relating to the maintenance of segregated accounts by

         registered investment companies and (iv) for other proper

         corporate purposes, but only, in the case of clause (iv),

         upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the

         Fund and certified by the Secretary or an Assistant

         Secretary, setting forth the purpose or purposes of such

         segregated account and declaring such purposes to be

         proper corporate purposes.

2.12     Ownership Certificates for Tax Purposes.  The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to domestic securities of the Fund held by it and

         in connection with transfers of such securities.

2.13     Proxies.  The Custodian shall, with respect to the

         domestic securities held hereunder, cause to be promptly

         executed by the registered holder of such securities, if

         the securities are registered otherwise than in the name

         of the Fund or a nominee of the Fund, all proxies,

         without indication of the manner in which such proxies

         are to be voted, and shall promptly deliver to the Fund

         such proxies, all proxy soliciting materials and all

         notices relating to such securities.

2.14     Communications Relating to Fund Portfolio Securities

         Subject to the provisions of Section 2.3, the Custodian

         shall transmit promptly to the Fund all written

         information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices

         of exercise of call and put options written by the Fund

         and the maturity of futures contracts purchased or sold

         by the Fund) received by the Custodian from issuers of

         the domestic securities being held for the Fund.  With

         respect to tender or exchange offers, the Custodian shall

         transmit promptly to the Fund all written information

         received by the Custodian from issuers of the domestic

         securities whose tender or exchange is sought and from

         the party (or his agents) making the tender or exchange

         offer.  If the Fund desires to take action with respect

         to any tender offer, exchange offer or any other similar

         transaction, the Fund shall notify the Custodian at least

         three business days prior to the date on which the

         Custodian is to take such action.

2.15     Reports to Fund by Independent Public Accountants The

         Custodian shall provide the Fund, at such times as the

         Fund may reasonably require, with reports by independent

         public accountants on the accounting system, internal

         accounting control and procedures for safeguarding

         securities, futures contracts and options on futures

         contracts, including domestic securities deposited and/or

         maintained in a Securities System, relating to the

         services provided by the Custodian under this Contract;

         such reports shall be of sufficient scope and in

         sufficient detail, as may reasonably be required by the

         Fund to provide reasonable assurance that any material

         inadequacies would be disclosed by such examination, and,

         if there are no such inadequacies, the reports shall so

         state.

3.       Duties of the Custodian with Respect to Property of the

Fund Held Outside of the United States

3.1      Appointment of Foreign Sub-Custodians

         The Fund hereby authorizes and instructs the Custodian to

         employ as sub-custodians for the Fund's securities and

         other assets maintained outside the United States the

         foreign banking institutions and foreign securities

         depositories designated on Schedule A hereto ("foreign

         sub-custodians"). Upon receipt of "Proper Instructions",

         as defined in Section 5 of this Contract, together with a

         certified resolution of the Fund's Board of Directors,

         the Custodian and the Fund may agree to amend Schedule A

         hereto from time to time to designate additional foreign

         banking institutions and foreign securities depositories

         to act as sub-custodian.  Upon receipt of Proper

         Instructions, the Fund may instruct the Custodian to

         cease the employment of any one or more such sub-

         custodians for maintaining custody of the Fund's assets.

3.2      Assets to be Held.  The Custodian shall limit the

         securities and other assets maintained in the custody of

         the foreign sub-custodians to: (a) "foreign securities",

         as defined in paragraph (c)(l) of Rule 17f-5 under the

         Investment Company Act of 1940, and (b) cash and cash

         equivalents in such amounts as the Custodian or the Fund

         may determine to be reasonably necessary to effect the

         Fund's foreign securities transactions.

3.3      Foreign Securities Depositories.  Except as may otherwise

         be agreed upon in writing by the Custodian and the Fund,

         assets of the Fund shall be maintained in foreign

         securities depositories only through arrangements

         implemented by the foreign banking institutions serving

         as sub-custodians pursuant to the terms hereof.  Where

         possible, such arrangements shall include entry into

         agreements containing the provisions set forth in

         Section 3.5 hereof.

3.4      Segregation of Securities

         The Custodian shall identify on its books as belonging to

         the Fund, the foreign securities of the Fund held by each

         foreign sub-custodian.  Each agreement pursuant to which

         the Custodian employs a foreign banking institution shall

         require that such institution establish a custody account

         for the Custodian on behalf of the Fund and physically

         segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities

         depository, that it shall identify on its books as

         belonging to the Custodian, as agent for the Fund, the

         securities so deposited.

3.5      Agreements with Foreign Banking Institutions.  Each

         agreement with a foreign banking institution shall be

         substantially in the form set forth in Exhibit 1 hereto

         and shall provide that: (a) the Fund's assets will not be

         subject to any right, charge, security interest, lien  or

         claim of any kind in favor of the foreign banking

         institution or its creditors or agent, except a claim of

         payment for their safe custody or administration;

         (b) beneficial ownership of the Fund's assets will be

         freely transferable without the payment of money or value

         other than for custody or administration; (c) adequate

         records will be maintained identifying the assets as

         belonging to the Fund; (d) officers of or auditors

         employed by, or other representatives of the Custodian,

         including to the extent permitted under applicable law

         the independent public accountants for the Fund, will be

         given access to the books and records of the foreign

         banking institution relating to its actions under its

         agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6      Access of Independent Accountants of the Fund.  Upon

         request of the Fund, the Custodian will use its best

         efforts to arrange for the independent accountants of the

         Fund to be afforded access to the books and records of

         any foreign banking institution employed as a foreign

         sub-custodian insofar as such books and records relate to

         the performance of such foreign banking institution under

         its agreement with the Custodian.

3.7      Reports by Custodian.  The Custodian will supply to the

         Fund from time to time, as mutually agreed upon,

         statements in respect of the securities and other assets

         of the Fund held by foreign sub-custodians, including but

         not limited to an identification of entities having

         possession of the Fund's securities and other assets and

         advices or notifications of any transfers of securities

         to or from each custodial account maintained by a foreign

         banking institution for the Custodian on behalf of the

         Fund indicating, as to securities acquired for the Fund,

         the identity of the entity having physical possession of

         such securities.

3.8      Transactions in Foreign Custody Account

         (a) Except as otherwise provided in paragraph (b) of this

         Section 3.8, the provision of Sections 2.2 and 2.7 of

         this Contract shall apply, mutatis mutandis to the

         foreign securities of the Fund held outside the United

         States by foreign sub-custodians. (b) Notwithstanding any

         provision of this Contract to the contrary, settlement

         and payment for securities received for the account of

         the Fund and delivery of securities maintained for the

         account of the Fund may be effected in accordance with

         the customary established securities trading or

         securities processing practices and procedures in the

         jurisdiction or market in which the transaction occurs,

         including, without limitation, delivering securities to

         the purchaser thereof or to a dealer therefor (or an

         agent for such purchaser or dealer) against a receipt

         with the expectation of receiving later payment for such

         securities from such purchaser or dealer.  (c) securities

         maintained in the custody of a foreign sub-custodian may

         be maintained in the name of such entity's nominee to the

         same extent as set forth in Section 2.3 of this Contract,

         and the Fund agrees to hold any such nominee harmless

         from any liability as a holder of record of such

         securities.

3.9      Liability of Foreign Sub-Custodians.  Each agreement

         pursuant to which the Custodian employs a foreign banking

         institution as a foreign sub-custodian shall require the

         institution to exercise reasonable care in the

         performance of its duties and to indemnify, and hold

         harmless, the Custodian and each Fund from and against

         any loss, damage, cost, expense, liability or claim

         arising out of or in connection with the institution's

         performance of such obligations.  At the election of the

         Fund, it shall be entitled to be subrogated to the rights

         of the Custodian with respect to any claims against a

         foreign banking institution as a consequence of any such

         loss, damage, cost, expense, liability or claim if and to

         the extent that the Fund has not been made whole for any

         such loss, damage, cost, expense, liability or claim.

3.10     Liability of Custodian.  The Custodian shall be liable

         for the acts or omissions of a foreign banking

         institution to the same extent as set forth with respect

         to sub-custodians generally in this Contract and,

         regardless of whether assets are maintained in the

         custody of a foreign banking institution, a foreign

         securities depository or a branch of a U.S. bank as

         contemplated by paragraph 3.13 hereof, the Custodian

         shall not be liable for any loss, damage, cost, expense,

         liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has

         otherwise exercised reasonable care.  Notwithstanding the

         foregoing provisions of this paragraph 3.10, in

         delegating custody duties to State Street London Ltd.,

         the Custodian shall not be relieved of any responsibility

         to the Fund for any loss due to such delegation, except

         such loss as may result from (a) political risk

         (including, but not limited to, exchange control

         restrictions, confiscation, expropriation,

         nationalization, insurrection, civil strife or armed

         hostilities) or (b) other losses (excluding a bankruptcy

         or insolvency of State Street London Ltd. not caused by

         political risk) due to Acts of God, nuclear incident or

         other losses under circumstances where the Custodian and

         State Street London Ltd. have exercised reasonable care.

3.11     Reimbursement for Advances.  If the Fund requires the

         Custodian to advance cash or securities for any purpose

         including the purchase or sale of foreign exchange or of

         contracts for foreign exchange, or in the event that the

         Custodian or its nominee shall incur or be assessed any

         taxes, charges, expenses, assessments, claims or

         liabilities in connection with the performance of this

         Contract, except such as may arise from its or its

         nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and

         should the Fund fail to repay the Custodian promptly, the

         Custodian shall be entitled to utilize available cash and

         to dispose of the Fund assets to the extent necessary to

         obtain reimbursement.

3.12     Monitoring Responsibilities.  The Custodian shall furnish

         annually to the Fund, during the month of June,

         information concerning the foreign sub-custodians

         employed by the Custodian.  Such information shall be

         similar in kind and scope to that furnished to the Fund

         in connection with the initial approval of this Contract.

         In addition, the Custodian will promptly inform the Fund

         in the event that the Custodian learns of a material

         adverse change in the financial condition of a foreign

         sub-custodian or any material loss of the assets of the

         Fund or in the case of any foreign sub-custodian not the

         subject of an exemptive order from the Securities and

         Exchange Commission is notified by such foreign sub-

         custodian that there appears to be a substantial

         likelihood that its shareholders' equity will decline

         below $200 million (U.S. dollars or the equivalent

         thereof) or that its shareholders' equity has declined

         below $200 million (in each case computed in accordance

         with generally accepted U.S. accounting principles).

3.13     Branches of U.S. Banks

         a) Except as otherwise set forth in this Contract, the

         provisions hereof shall not apply where the custody of

         the Fund assets are maintained in a foreign branch of a

         banking institution which is a "bank" as defined by

         Section 2(a)(5) of the Investment Company Act of 1940

         meeting the qualification set forth in Section 26(a) of

         said Act.  The appointment of any such branch as a sub-

         custodian shall be governed by paragraph 1 of this

         Contract.  (b) Cash held for the Fund in the United

         Kingdom shall be maintained in an interest bearing

         account established for the Fund with the Custodian's

         London branch, which account shall be subject to the

         direction of the Custodian, State Street London Ltd. or

         both.

3.14     Tax Law

         The Custodian shall have no responsibility or liability

         for any obligations now or hereafter imposed on the Fund

         or the Custodian as custodian of the Fund by the tax law

         of the United States of America or any state or political

         subdivision thereof. It shall be the responsibility of

         the Fund to notify the Custodian of the obligations

         imposed on the Fund or the Custodian as custodian of the

         Fund by the tax law of jurisdictions other than those

         mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental

         reporting.  The sole responsibility of the Custodian with

         regard to such tax law shall be to use reasonable efforts

         to assist the Fund with respect to any claim for

         exemption or refund under the tax law of jurisdictions

         for which the Fund has provided such information.

4.       Payments for Repurchases or Redemptions and Sales of

Shares of the Fund

         From such funds as may be available for the purpose but

subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund

pursuant thereto, the Custodian shall, upon receipt of

instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer

Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares of the

Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares,

which checks have been furnished by the Fund to the holder of

Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

         The Custodian shall receive from the distributor for the

Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund.  The

Custodian will provide timely notification to the Fund and the

Transfer Agent of any receipt by it of payments for Shares of the

Fund.

5.       Proper Instructions

         Proper Instructions as used herein means a writing signed

or initialled by one or more person or persons as the Board of

Directors shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of

transaction involved, including a specific statement of the

purpose for which such action is requested.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The

Fund shall cause all oral instructions to be confirmed in writing.

Upon receipt of a certificate of the Secretary or an Assistant

Secretary as to the authorization by the Board of Directors of the

Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include

communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the

Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.  For purposes of this Section,

Proper Instructions shall include instructions received by the

Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6.       Actions Permitted without Express Authority

         The Custodian may in its discretion, without express

authority from the Fund:

         1)   make payments to itself or others for minor expenses

of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

         2)   surrender securities in temporary form for

securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

checks, drafts and other negotiable instruments; and

         4)   in general, attend to all non-discretionary details

in connection with the sale, exchange, substitution, purchase,

transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

7.       Evidence of Authority

         The Custodian shall be protected in acting upon any

instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.  The Custodian may receive and accept a certified copy of a vote of the Board of

Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian with Respect to the Books of Account

and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9.       Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.  A11 such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the

Fund and employees and agents of the Securities and Exchange

Commission.  The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the

Fund and for such compensation as shall be agreed upon between the

Fund and the Custodian, include certificate numbers in such

tabulations.

10.      Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

12.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options

agreement. The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Custodian shall be liable for the acts or omissions

of a foreign banking institution appointed pursuant to the

provisions of Article 3 to the same extent as set forth in Article

1 hereof with respect to sub-custodians located in the United

States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by

paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to

maintain custody or any securities or cash of the Fund in a

foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian, its affiliates,

subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements,

foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action,

negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security

therefor and should the Fund fail to repay the Custodian promptly,

the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

13.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its execution,

shall continue in full force and effect until terminated as

hereinafter provided, may be amended at any time by mutual

agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under

Section 2.10 hereof in the absence of receipt of an initial

certificate of the Secretary or an Assistant Secretary that the

Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual

certificate of the Secretary or an Assistant Secretary that the

Board of Directors has reviewed the use by the Fund of such

Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the

Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an

Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the

Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the

Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or

upon the happening of a like event at the direction of an

appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14.      Successor Custodian

         If a successor custodian shall be appointed by the Board

of Directors of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of

Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or

additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of

Incorporation of the Fund.  No interpretive or additional

provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of the

Commonwealth of Massachusetts.

17.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 21st day of July, 1992.



ATTEST                       ALLIANCE PREMIER GROWTH FUND, INC.



/s/ Edmund P. Bergan. Jr.    By /s/ Daniel V. Panker
__________________________      ________________________
    Edmund P. Bergan. Jr.           Daniel V. Panker



ATTEST                       STATE STREET BANK AND TRUST COMPANY



/s/ Claire E. Rodowicz       By /s/ Ronald E. Logue
__________________________      _________________________
    Assistant Secretary             Senior Vice President
    Claire E. Rodowicz              Ronald E. Logue

























                               44
00250118.AI2